Exhibit 99.1

Sonus Networks Reports 2012 Third Quarter Results

 Like             Tweet          Share

SBC Revenue Exceeds Expectations for Third Straight Quarter of Fiscal 2012

For Immediate Release: November 7, 2012

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP communications, today announced results for the third quarter ended September 28, 2012.

Results are reported on a consolidated basis and include the partial quarter financial effect of Network Equipment Technologies, Inc. (“NET”), an acquisition which closed on August 24, 2012.  A table providing stand-alone Sonus and stand-alone NET results is provided in the supplementary financial data on the IR page of the Company’s website.

Third Quarter Consolidated 2012 Highlights (including NET)

•                  Total revenue was $57.0 million.

•                  Total SBC revenue, including maintenance and services, was $25.4 million, compared to $19.1 million in the second quarter of 2012 and $13.9 million in the third quarter of 2011.

•                  SBC product revenue was $20.4 million, compared to $13.5 million in the second quarter of 2012 and $10.4 million in the third quarter of 2011.

•                  SBC product revenue was a record 61% of total product revenue.

•                  Won 40 new customers in the quarter, 11 for Sonus and 29 for NET (post-acquisition).

•                  Sonus SBC 5100 and Sonus SBC 5200 Certified in Microsoft’s Unified Communications Open Interoperability Program for Microsoft Lync Server 2010; together with Sonus SBC 1000 and Sonus SBC 2000 represents the largest portfolio of MS Lync certified SBCs on the market.

Revenue for the third quarter of fiscal 2012 was $57.0 million, compared to $57.6 million in the second quarter of fiscal 2012 and $66.4 million in the third quarter of fiscal 2011.  The GAAP net loss for the third quarter of fiscal 2012 was $15.6 million, or $0.06 per share, compared to a GAAP net loss of $11.7 million, or $0.04 per share, in the second quarter of 2012 and GAAP net income of $1.9 million, or $0.01 per diluted share, in the third quarter of fiscal 2011.  The non-GAAP net loss for the third quarter of fiscal 2012 was $6.3 million, or $0.02 per share, compared to a non-GAAP net loss of $8.6 million, or $0.03 per share, in the second quarter of fiscal 2012 and non-GAAP net income of $4.1 million, or $0.01 per diluted share, in the third quarter of fiscal 2011.

2012 Fourth Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  All figures are non-GAAP and include the partial quarter effect of NET in the third quarter of 2012 and the anticipated full quarter effect of NET in the fourth quarter of 2012.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

Fourth Quarter 2012	Current Guidance
Total Revenue	$77 to $81 million
SBC Total Revenue	$25 to $26 million
SBC Product Revenue	$21 to $22 million
NET Total Revenue (incl. in Total Revenue)	$10 million
NET SBC Total Revenue (incl. in SBC Total Revenue)	$4 million
Gross Margin	58%
Operating Expenses	$44 to $45 million
Diluted EPS	$0.00 to $0.01
Cash & Investments	$270 million
Diluted shares	282 million

Full Year 2012	Current Guidance
Total Revenue	$256 to $260 million
SBC Total Revenue	$87 to $88 million
SBC Product Revenue	$68 to $69 million
NET Total Revenue (incl. in Total Revenue)	$17 million
NET SBC Total Revenue (incl. in SBC Total Revenue)	$6 million
Gross Margin	60%
Operating Expenses	$170 to $171 million
Basic EPS	$(0.06) to $(0.07)
Cash & Investments	$270 million
Diluted shares	280 million

Restructuring

In August 2012, the Company initiated a plan to streamline operations and reduce operating costs, including a corporate-wide restructuring plan.  In the third quarter of fiscal 2012 the Company recorded restructuring expenses of $2.0 million for severance and related expenses and the consolidation of its France offices.  The Company expects to record additional restructuring expenses of $6.0 million in the fourth quarter of fiscal 2012, comprised of approximately $5 million for facility-related charges and $1 million for severance and other related charges.

Quote

“Sonus proved this quarter that our SBC growth engine is continuing to grow faster than the market.  We continue to compete very effectively and grow our market share,” said Ray Dolan, President and Chief Executive Officer.  “This continued momentum will enable us to more rapidly transition our business from legacy Media Gateway toward a profitable SBC growth company.”

Conference Call Details

Date: November 7, 2012

Time: 8:30 am (ET)

Dial-in number: 800 908 8402

International Callers: +1 212 231 2936

Replay information:

A telephone playback of the call will be available shortly following the conference call until November 21, 2012 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers.  The reservation number for the replay is 21606654.  A webcast replay of the conference call will also be available shortly following the conference call on the Company’s Investor Relations Web site in the Events & Presentations — Archived Events section.

Accounting Period:

As of the beginning of fiscal 2012, the Company began reporting its first, second and third quarters on a 4-4-5 basis, with the quarter ending on the Friday closest to the last day of each third month.  The Company’s fiscal year-end is December 31.

Tags:

Sonus Networks, Sonus, SONS, 2012 third quarter, earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 9000, session border controller, session border control, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.

All statements other than statements of historical facts contained in this report are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, outlook, goals, strategies, future events or performance, growth in market share, trends, investments, customer growth, operational performance and costs, liquidity and financial positions, competition, estimated expenditures and investments, impacts of laws, rules and regulations, revenues and earnings, performance and other statements that are other than statements of historical facts.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; our ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; restructuring activities; our ability to realize benefits from acquisitions (including with respect to our acquisition of Network Equipment Technologies, Inc.); litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  We therefore caution you against relying on any of these forward-looking statements, which speak only as of the date made.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, amortization of intangible assets, depreciation expense related to the fair value write-up of acquired property and equipment, acquisition-related costs and restructuring.  We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business.  By organic performance we mean performance as if we had owned an acquired business in the same period a year ago.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our operating results to our historical results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired, and provides meaningful information regarding our liquidity.

As part of the assessment of the assets acquired and liabilities assumed in connection with the NET acquisition, we were required to increase the aggregate fair value of acquired property and equipment by $2.0 million.  The acquired property and equipment is being depreciated over a weighted average useful life of approximately 2.5 years.  We believe that excluding the incremental depreciation expense resulting from the fair value write-up of this acquired property and equipment facilitates the comparison of our operating results to our historical results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the organic continuing operations of the acquired business and accordingly, we believe they are generally not relevant in assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  By excluding acquisition-related costs from our non-GAAP measures, management is able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for the Company.

We recorded $2.0 million of restructuring expense in the third quarter of fiscal 2012 and expect to record approximately $6 million of restructuring expense in the fourth quarter of fiscal 2012 for facilities associated with the continuing integration of NET, severance and related costs.  We believe that excluding restructuring expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

978-614-8440
pleahy@sonusnet.com

#                              #                              #

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 28,	June 29,	September 30,
	2012	2012	2011
Revenue:
Product	$33,520	$32,586	$41,892
Service	23,529	25,024	24,461
Total revenue	57,049	57,610	66,353

Cost of revenue:
Product	11,768	11,027	11,504
Service	12,839	13,788	12,633
Total cost of revenue	24,607	24,815	24,137

Gross profit	32,442	32,795	42,216

Gross margin:
Product	64.9%	66.2%	72.5%
Service	45.4%	44.9%	48.4%
Total gross margin	56.9%	56.9%	63.6%

Operating expenses:
Research and development	15,612	17,095	16,231
Sales and marketing	17,613	18,141	14,651
General and administrative	7,939	8,384	10,133
Acquisition-related	4,090	967	—
Restructuring	1,992	—	—
Total operating expenses	47,246	44,587	41,015

Income (loss) from operations	(14,804)	(11,792)	1,201
Interest income, net	20	222	269
Other expense, net	(2)	—	—

Income (loss) before income taxes	(14,786)	(11,570)	1,470
Income tax (provision) benefit	(833)	(155)	439

Net income (loss)	$(15,619)	$(11,725)	$1,909

Earnings (loss) per share:
Basic	$(0.06)	$(0.04)	$0.01
Diluted	$(0.06)	$(0.04)	$0.01

Shares used to compute earnings (loss) per share:
Basic	280,145	279,926	278,721
Diluted	280,145	279,926	279,324

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 28,	September 30,
	2012	2011
Revenue:
Product	$107,517	$107,291
Service	71,481	78,133
Total revenue	178,998	185,424

Cost of revenue:
Product	31,988	44,283
Service	40,019	42,364
Total cost of revenue	72,007	86,647

Gross profit	106,991	98,777

Gross margin:
Product	70.2%	58.7%
Service	44.0%	45.8%
Total gross margin	59.8%	53.3%

Operating expenses:
Research and development	51,094	47,026
Sales and marketing	56,339	42,246
General and administrative	25,302	26,526
Acquisition-related	5,057	—
Restructuring	1,992	—
Total operating expenses	139,784	115,798

Loss from operations	(32,793)	(17,021)
Interest income, net	457	1,036
Other expense, net	(2)	—

Loss before income taxes	(32,338)	(15,985)
Income tax provision	(1,444)	(448)

Net loss	$(33,782)	$(16,433)

Loss per share:
Basic	$(0.12)	$(0.06)
Diluted	$(0.12)	$(0.06)

Shares used to compute loss per share:
Basic	279,854	278,286
Diluted	279,854	278,286

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 28,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$72,608	$105,451
Marketable securities	206,614	224,090
Accounts receivable, net	46,638	53,126
Inventory	21,253	15,434
Deferred income taxes	751	486
Other current assets	21,605	12,246
Total current assets	369,469	410,833

Property and equipment, net	25,452	22,084
Intangible assets, net	17,106	1,200
Goodwill	34,563	5,062
Investments	24,058	55,427
Deferred income taxes	1,708	1,137
Other assets	14,464	8,972
	$486,820	$504,715

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,114	$12,754
Accrued expenses	24,313	21,620
Current portion of deferred revenue	32,722	38,565
Current portion of convertible subordinated note	8,120	—
Current portion of other long-term liabilities	1,469	1,275
Total current liabilities	80,738	74,214

Deferred revenue	9,568	11,601
Long-term portion of convertible subordinated note	2,380	—
Other long-term liabilities	3,471	3,599
Total liabilities	96,157	89,414

Commitments and contingencies

Stockholders equity:
Common stock	281	279
Additional paid-in capital	1,319,113	1,309,919
Accumulated deficit	(935,986)	(902,204)
Accumulated other comprehensive income	7,255	7,307
Total stockholders’ equity	390,663	415,301
	$486,820	$504,715

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 28,	September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(33,782)	$(16,433)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization of property and equipment	9,081	8,721
Amortization of intangible assets	904	300
Stock-based compensation	6,540	6,308
Loss on disposal of property and equipment	23	14
Changes in operating assets and liabilities:
Accounts receivable	13,020	8,762
Inventory	(3,868)	19,113
Other operating assets	(4,998)	9,763
Accounts payable	(1,753)	(7,234)
Accrued expenses and other long-term liabilities	(3,625)	(12,046)
Deferred revenue	(9,624)	(33,477)
Net cash used in operating activities	(28,082)	(16,209)

Cash flows from investing activities:
Purchases of property and equipment	(7,792)	(10,962)
Business acquisition, net of cash acquired	(35,508)	—
Purchases of marketable securities	(139,917)	(152,402)
Sale/maturities of marketable securities	200,380	192,769
Net cash provided by investing activities	17,163	29,405

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,693	1,513
Proceeds from exercise of stock options	151	818
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(169)	(1,245)
Principal payments of capital lease obligations	(87)	(66)
Settlement of redeemable convertible subordinated debentures	(23,704)	—
Net cash (used in) provided by financing activities	(22,116)	1,020

Effect of exchange rate changes on cash and cash equivalents	192	(445)

Net (decrease) increase in cash and cash equivalents	(32,843)	13,771
Cash and cash equivalents, beginning of year	105,451	62,501
Cash and cash equivalents, end of period	$72,608	$76,272

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	September 28,	June 29,	September 30,
	2012	2012	2011
Stock-based compensation
Cost of revenue - product	$41	$36	$100
Cost of revenue - service	211	209	258
Cost of revenue	252	245	358

Research and development expense	524	633	505
Sales and marketing expense	500	491	408
General and administrative expense	1,124	654	796
Operating expense	2,148	1,778	1,709

Total stock-based compensation	$2,400	$2,023	$2,067

Amortization of intangible assets
Cost of revenue - product	$428	$—	$—

Research and development	100	100	100
Sales and marketing	176	—	—
Operating expense	276	100	100

Total amortization of intangible assets	$704	$100	$100

	Nine months ended
	September 28,	September 30,
	2012	2011
Stock-based compensation
Cost of revenue - product	$130	$317
Cost of revenue - service	595	1,032
Cost of revenue	725	1,349

Research and development	1,773	1,565
Sales and marketing	1,458	1,468
General and administrative	2,584	1,926
Operating expense	5,815	4,959

Total stock-based compensation	$6,540	$6,308

Amortization of intangible assets
Cost of revenue - product	$428	$—

Research and development	300	300
Sales and marketing	176	—
Operating expense	476	300

Total amortization of intangible assets	$904	$300

SONUS NETWORKS, INC.

Statement on the Use of Non-GAAP Financial Measures and

Reconciliation of Non-GAAP to GAAP Financial Measures

(unaudited)

To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including Gross margin - product, Gross margin - service, Total gross profit, Total gross margin, Research and development expense, Sales and marketing expense, General and administrative expense, Operating expenses, Income (loss) from operations, Net income (loss), and Income (loss) per share.  These non-GAAP financial measures are not presented in accordance with, nor are they intended to be a substitute for, GAAP.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  We define continuing operations as the ongoing revenues and expenses of the business, excluding certain items.  These excluded items for the periods presented are stock-based compensation expense, amortization of intangible assets, depreciation expense related to the fair value write-up of acquired property and equipment, acquisition-related costs and restructuring.  We do not include any income tax effect of non-GAAP adjustments as we were unable to recognize a tax benefit on domestic losses incurred in any of the periods presented; accordingly, no adjustment to income taxes for non-GAAP items is required.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

Stock-Based Compensation

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary  generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our operating results to our historical results and to other companies in our industry.

Amortization of Intangible Assets

On August 24, 2012, we acquired all of the outstanding common stock of Network Equipment Technologies, Inc. (“NET”) for $41.5 million, or $1.35 per share of NET common stock.  The transaction has been accounted for as a business combination and the financial results of NET have been included in our condensed consolidated financial statements for the period subsequent to its acquisition.  As part of the preliminary purchase price allocation, we recorded $16.8 million of identifiable intangible assets, comprised of developed technology, customer relationships, order backlog and internal use software,  and $29.5 million of goodwill.  We are amortizing the identifiable intangible assets in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which range from 4 months to 7 years.  The amortization of the developed technology, order backlog and internal use software intangible assets is being recorded as cost of revenue (product) and the amortization of the customer relationships is being recorded as sales and marketing expense.

On January 15, 2010, we entered into an intellectual property asset purchase and license agreement with Winphoria, Inc. (“Winphoria”) and Motorola, Inc. (“Motorola”) to purchase certain of Winphoria’s software code and related patents and to license certain other intellectual property from Winphoria and Motorola.  The purchase price included an initial payment of $2.0 million and future potential royalty payments dependent upon future sales of certain of our products that include the Winphoria technology that was purchased or licensed.  In connection with this transaction we recorded identifiable intangible assets which we have classified as developed technology and that are being amortized on a straight-line basis over five years, the expected useful life of the technology.  The amortization expense for these identifiable intangible assets is charged to research and development expense.

We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, and provides meaningful information regarding our liquidity.

Depreciation Expense - Fair Value Write-up of Acquired Property and Equipment

As part of the assessment of the assets acquired and liabilities assumed in connection with the NET acquisition, we were required to increase the aggregate fair value of acquired property and equipment by $2.0 million.  The acquired property and equipment is being depreciated over a weighted average useful life of approximately 2.5 years.  We believe that excluding the incremental depreciation expense resulting from the fair value write-up of this acquired property and equipment facilitates the ability of readers of our financial statements to compare our operating results to our historical results and to other companies in our industry.

Acquisition-Related Costs

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the organic continuing operations of the acquired business and accordingly, we believe they are generally not relevant in assessing or estimating the long-term performance of the acquired assets.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  By excluding acquisition-related costs from our non-GAAP measures, management is able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for the Company.

Restructuring

We recorded $2.0 million of restructuring expense in the third quarter of fiscal 2012 and expect to record approximately $6 million of restructuring expense in the fourth quarter of fiscal 2012 for facilities associated with the continuing integration of NET, severance and related costs.  We believe that excluding restructuring expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended		Year ended
	December 31, 2012		December 31, 2012
	Range		Range

Revenue	$77	$81	$256	$260

Gross margin
GAAP outlook	55.5%	55.6%	58.5%	58.5%
Stock-based compensation	0.4%	0.4%	0.4%	0.4%
Amortization of intangible assets	1.7%	1.6%	0.7%	0.7%
Depreciation expense - fair value write-up of acquired property and equipment	0.4%	0.4%	0.4%	0.4%
Non-GAAP outlook	58.0%	58.0%	60.0%	60.0%

Operating expenses
GAAP outlook	$53.4	$54.4	$192.9	$193.9
Stock-based compensation	(2.2)	(2.2)	(8.0)	(8.0)
Amortization of intangible assets	(0.6)	(0.6)	(1.1)	(1.1)
Depreciation expense - fair value write-up of acquired property and equipment	(0.6)	(0.6)	(0.7)	(0.7)
Acquisition-related costs	—	—	(5.1)	(5.1)
Restructuring	(6.0)	(6.0)	(8.0)	(8.0)
Non-GAAP outlook	$44.0	$45.0	$170.0	$171.0

(Loss) earnings per share
GAAP outlook	$(0.04)	$(0.03)	$(0.16)	$(0.15)
Stock-based compensation expense	0.01	0.01	0.03	0.03
Amortization of intangible assets	0.01	0.01	0.01	0.01
Depreciation expense - fair value write-up of acquired property and equipment	— *	— *	— *	— *
Acquisition-related costs	—	—	0.02	0.02
Restructuring	0.02	0.02	0.03	0.03
Non-GAAP outlook	$—	$0.01	$(0.07)	$(0.06)

*  Less than $0.01 impact on earnings per share.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 28,	June 29,	September 30,
	2012	2012	2011

GAAP gross margin - product	64.9%	66.2%	72.5%
Stock-based compensation expense	0.1%	0.1%	0.3%
Amortization of intangible assets	1.3%	0.0%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%	0.0%
Non-GAAP gross margin - product	66.3%	66.3%	72.8%

GAAP gross margin - service	45.4%	44.9%	48.4%
Stock-based compensation expense	0.9%	0.8%	1.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.1%	0.0%	0.0%
Non-GAAP gross margin - service	46.4%	45.7%	49.4%

GAAP total gross profit	$32,442	$32,795	$42,216
Stock-based compensation expense	252	245	358
Amortization of intangible assets	428	—	—
Depreciation expense - fair value write-up of acquired property and equipment	33	—	—
Non-GAAP total gross profit	$33,155	$33,040	$42,574

GAAP total gross margin	56.9%	56.9%	63.6%
Stock-based compensation expense % of revenue	0.4%	0.5%	0.6%
Amortization of intangible assets % of revenue	0.8%	0.0%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment % of revenue	0.0%	0.0%	0.0%
Non-GAAP total gross margin	58.1%	57.4%	64.2%

GAAP research and development expense	$15,612	$17,095	$16,231
Stock-based compensation expense	(524)	(633)	(505)
Amortization of intangible assets	(100)	(100)	(100)
Depreciation expense - fair value write-up of acquired property and equipment	(89)	—	—
Non-GAAP research and development expense	$14,899	$16,362	$15,626

GAAP sales and marketing expense	$17,613	$18,141	$14,651
Stock-based compensation expense	(500)	(491)	(408)
Amortization of intangible assets	(176)	—	—
Depreciation expense - fair value write-up of acquired property and equipment	(19)	—	—
Non-GAAP sales and marketing expense	$16,918	$17,650	$14,243

GAAP general and administrative expense	$7,939	$8,384	$10,133
Stock-based compensation expense	(1,124)	(654)	(796)
Depreciation expense - fair value write-up of acquired property and equipment	(24)	—	—
Non-GAAP general and administrative expense	$6,791	$7,730	$9,337

GAAP operating expenses	$47,246	$44,587	$41,015
Stock-based compensation expense	(2,148)	(1,778)	(1,709)
Amortization of intangible assets	(276)	(100)	(100)
Depreciation expense - fair value write-up of acquired property and equipment	(132)	—	—
Acquisition-related expense	(4,090)	(967)	—
Restructuring	(1,992)	—	—
Non-GAAP operating expenses	$38,608	$41,742	$39,206

GAAP income (loss) from operations	$(14,804)	$(11,792)	$1,201
Stock-based compensation expense	2,400	2,023	2,067
Amortization of intangible assets	704	100	100
Depreciation expense - fair value of acquired property and equipment	165	—	—
Acquisition-related expense	4,090	967	—
Restructuring	1,992	—	—
Non-GAAP income (loss) from operations	$(5,453)	$(8,702)	$3,368

GAAP net income (loss)	$(15,619)	$(11,725)	$1,909
Stock-based compensation expense	2,400	2,023	2,067
Amortization of intangible assets	704	100	100
Depreciation expense - fair value of acquired property and equipment	165	—	—
Acquisition-related expense	4,090	967	—
Restructuring	1,992	—	—
Non-GAAP net income (loss)	$(6,268)	$(8,635)	$4,076

(Loss) per share/diluted earnings per share
GAAP	$(0.06)	$(0.04)	$0.01
Non-GAAP	$(0.02)	$(0.03)	$0.01

Shares used to compute (loss) per share/diluted earnings per share
GAAP shares used to compute (loss) per share/diluted earnings per share	280,145	279,926	279,324
Non-GAAP shares used to compute (loss) per share/diluted earnings per share	280,145	279,926	279,324

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 28,	September 30,
	2012	2011

GAAP gross margin - product	70.2%	58.7%
Stock-based compensation expense	0.1%	0.3%
Amortization of intangible assets	0.4%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%
Non-GAAP gross margin - product	70.7%	59.0%

GAAP gross margin - service	44.0%	45.8%
Stock-based compensation expense	0.8%	1.3%
Depreciation expense - fair value write-up of acquired property and equipment	0.0%	0.0%
Non-GAAP gross margin - service	44.8%	47.1%

GAAP total gross profit	$106,991	$98,777
Stock-based compensation expense	725	1,349
Amortization of intangible assets	428	—
Depreciation expense - fair value write-up of acquired property and equipment	33	—
Non-GAAP total gross profit	$108,177	$100,126

GAAP total gross margin	59.8%	53.3%
Stock-based compensation expense % of revenue	0.4%	0.7%
Amortization of intangible assets % of revenue	0.2%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment % of revenue	0.0%	0.0%
Non-GAAP total gross margin	60.4%	54.0%

GAAP research and development expense	$51,094	$47,026
Stock-based compensation expense	(1,773)	(1,565)
Amortization of intangible assets	(300)	(300)
Depreciation expense - fair value write-up of acquired property and equipment	(89)	—
Non-GAAP research and development expense	$48,932	$45,161

GAAP sales and marketing expense	$56,339	$42,246
Stock-based compensation expense	(1,458)	(1,468)
Amortization of intangible assets	(176)	—
Depreciation expense - fair value write-up of acquired property and equipment	(19)	—
Non-GAAP sales and marketing expense	$54,686	$40,778

GAAP general and administrative expense	$25,302	$26,526
Stock-based compensation expense	(2,584)	(1,626)
Depreciation expense - fair value write-up of acquired property and equipment	(24)	—
Non-GAAP general and administrative expense	$22,694	$24,900

GAAP operating expenses	$139,784	$115,798
Stock-based compensation expense	(5,815)	(4,959)
Amortization of intangible assets	(476)	(300)
Depreciation expense - fair value write-up of acquired property and equipment	(132)	—
Acquisition-related expense	(5,057)	—
Restructuring	(1,992)	—
Non-GAAP operating expenses	$126,312	$110,539

GAAP loss from operations	$(32,793)	$(17,021)
Stock-based compensation expense	6,540	6,308
Amortization of intangible assets	904	300
Depreciation expense - fair value of acquired property and equipment	165	—
Acquisition-related expense	5,057	—
Restructuring	1,992	—
Non-GAAP loss from operations	$(18,135)	$(10,413)

GAAP net loss	$(33,782)	$(16,433)
Stock-based compensation expense	6,540	6,308
Amortization of intangible assets	904	300
Depreciation expense - fair value of acquired property and equipment	165	—
Acquisition-related expense	5,057	—
Restructuring	1,992	—
Non-GAAP net loss	$(19,124)	$(9,825)

Loss pe share
GAAP	$(0.12)	$(0.06)
Non-GAAP	$(0.07)	$(0.04)

Shares used to compute loss per share
GAAP shares used to compute loss per share	279,854	278,286
Non-GAAP shares used to compute loss per share	279,854	278,286